SUPPLEMENT TO
                              DISTRIBUTION CONTRACT

                PIMCO Funds: Pacific Investment Management Series
                            840 Newport Center Drive
                         Newport Beach, California 92660

                                ___________, 2000

PIMCO Funds Distributors LLC
2187 Atlantic Avenue

Stamford, CT 06902

RE:      PIMCO European Convertible Fund
         PIMCO Asset-Backed Securities Portfolio
          (series in the Private Account Portfolio Series)
         PIMCO Asset-Backed Securities Portfolio II
          (series in the Private Account Portfolio Series)

Dear Sirs:

         This will confirm the agreement between the undersigned (the "Trust") and PIMCO Funds Distributors LLC (the "Distributor") as follows:

         1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO
European Convertible Fund (the "Fund"), and PIMCO Asset-Backed Securities Portfolio, and PIMCO Asset-Backed Securities Portfolio II (the "Portfolios") are separate investment portfolios of the Trust.

         2. The Trust and the Distributor have entered into an Distribution Contract (the "Contract") dated May 5, 2000, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

         3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Fund and each Portfolio and the Distributor hereby acknowledges that the Contract shall pertain to the Fund and each Portfolio, the terms and conditions of such Contract being hereby incorporated herein by reference.

         4. The Distributor agrees that shares of each Portfolio shall be distributed only in accordance with Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), and methods consistent therewith. Prior to any investor's purchase of Portfolio shares, the Distributor or its affiliate shall obtain from the investor a representation that the investor is an "accredited investor," as defined in Regulation D under the 1933 Act, and either (i) a "qualified purchaser" as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the "1940 Act"), or (ii) a "qualified institutional buyer," as defined in Rule 144A(a)(1) of the 1933 Act.

         5. This Supplement and the Contract shall become effective with respect to the Fund and each Portfolio on _______________, ______ and shall continue in effect with respect to the Fund and each Portfolio for a period of more than two years from the effective date of this Supplement only so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or by the vote of a majority of the Trust's outstanding voting securities (as defined in the 1940 Act) and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940
Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Trust upon 60 days' written notice to the Distributor and by the Distributor upon 60 days' written notice to the Trust.

         If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                             Very truly yours,

                             PIMCO FUNDS:  PACIFIC INVESTMENT MANAGEMENT SERIES

                             By:      _____________________________
                             Title:   President

ACCEPTED:

PIMCO FUNDS DISTRIBUTORS LLC

By:      _________________________________
Title:   Executive Vice President and
           Chief Administrative Officer